EXHIBIT 10



                             CAREMATRIX CORPORATION

                              AMENDED AND RESTATED
                       1991 COMBINATION STOCK OPTION PLAN


         Section I.  Purpose of the Plan.

         The purposes of the CareMatrix Corporation (f/k/a The Standish Care Company) 1991 Combination Stock Option Plan (the "1991 Plan") are (i) to provide long-term incentives and rewards to those key employees (the "Employee Participants") of CareMatrix Corporation (the "Corporation") and its subsidiaries (if any), and any other persons (the "Non-employee Participants") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting executives and key employees with requisite experience and ability, and (iii) to associate more closely the interests of such executives and key employees with those of the Corporation's stockholders.


         Section II.  Definitions.

         Code. The "Code" is the Internal Revenue Code of 1986, as it may be amended from time to time.

         Common Stock. "Common Stock" is the $0.05 par value common stock of the Corporation.

         Committee. "Committee" is defined in Section III, paragraph (a).

         Corporation. "Corporation" is defined in Section I of this 1991 Plan.

         Corporation ISOs. "Corporation ISOs" are all stock options (including 1991 Plan ISOs) which (i) are Incentive Stock Options and (ii) are granted on or after the Effective Date of this 1991 Plan under any plans (including this 1991
Plan) of the Corporation, a Parent Corporation and/or a Subsidiary Corporation.

         Employee Participants. "Employee Participants" is defined in Section I.

         Fair Market Value. The "Fair Market Value" of any property is the value of the property as reasonably determined by the Committee.

         Incentive Stock Option. An "Incentive Stock Option" is a stock option which is treated as an incentive stock option under Section 422 of the Code.

         1991 Plan. "1991 Plan" is defined in Section I.


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         1991 Plan ISOs. "1991 Plan ISOs" are Stock Options which are Incentive
Stock Options.

         Non-employee Directors. "Non-employee directors" has the meaning provided in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

         Non-employee Participants. "Non-employee Participants" is defined in
Section I.

         Non-qualified Option. A "Non-qualified Option" is a Stock Option which does not qualify as an Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

         Outside Directors. "Outside directors" has the meaning provided in Treasury Regulations Sec. 1.162-27(e)(3).

         Parent Corporation. "Parent Corporation" has the meaning provided in
Section 424(e) of the Code.

         Participants. "Participants" are all persons who are either Employee Participants or Non-employee Participants.

         Permanent and Total Disability. "Permanent and Total Disability" has the meaning provided in Section 22(e)(3) of the Code.

         Stock Options. Stock Options are rights granted pursuant to this 1991 Plan to purchase shares of Common Stock at a fixed price.

         Subsidiary Corporation. "Subsidiary Corporation" has the meaning provided in Section 424(f) of the Code.

         Ten Percent Stockholder. "Ten Percent Stockholder" means, with respect to a 1991 Plan ISO, any individual who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Parent Corporation or any Subsidiary Corporation at the time such 1991 Plan ISO is granted.


         Section III.  Administration.

                  (a) The Committee. The Plan shall be administered by the Board of Directors of the Corporation, or if the Board so determines, by a Compensation Committee, such administering body to be referred to as the "Committee" consisting solely of two or more Outside Directors who are also Non-employee Directors. The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously


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appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

                  (b) Authority and Discretion of the Committee. Subject to the express provisions of this 1991 Plan and provided that all actions taken shall be consistent with the purposes of this 1991 Plan, and subject to ratification by the Board Of Directors only if required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute Employee Participants and Non-employee Participants; (ii) select the Participants to whom Stock Options shall be granted under this 1991 Plan; (iii) determine the size and the form of the Stock Options, if any, to be granted to any Participant; (iv) determine the time or times such Stock Options shall be granted including the grant of Stock Options in connection with other awards made, or compensation paid, to the Participant;
(v) establish the terms and conditions upon which such Stock Options may be exercised and/or transferred, including the exercise of Stock Options in connection with other awards made, or compensation paid, to the Participant;
(vi) make or alter any restrictions and conditions upon such Stock Options and the Stock received on exercise thereof, including, but not limited to, providing for limitations on the Participant's right to keep any Stock received on termination of employment; and (vii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this 1991 Plan. Michael J. Doyle, so long as he is employed by the Corporation, shall have the authority to recommend Participants in the 1991 Plan to the Committee. Notwithstanding any provision of this 1991 Plan to the contrary, only Employee Participants shall be eligible to receive 1991 Plan ISOs.

                  (c) Applicable Law. This 1991 Plan, and all Stock Options shall be governed by the law of the State of Delaware.


         Section IV.  Terms of Stock Options.

                  (a) Agreements. Stock Options shall be evidenced by a written agreement between the Corporation and the Participant awarded the Stock Option. Said agreement shall be in such form, and contain such terms and conditions (not inconsistent with this 1991 Plan) as the Committee may determine. If the Stock Option described therein is not intended to be an Incentive Stock Option, such agreement shall include the following, or a similar statement: "This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422A of the Internal Revenue Code of 1986, as amended."

                  (b) Term. Stock Options shall be for such periods as may be determined by the Committee, provided that in the case of 1991 Plan ISOs, the term of any such 1991 Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a 1991 Plan ISO


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that in the event of the Permanent and Total Disability or death of the
Participant, the 1991 Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability or Death. In no event may a 1991 Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of 1991 Plan ISOs granted to Ten percent Stockholders, more than five years after the date of grant.

                  (c) Purchase Price. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the employee in full upon exercise, (a) in cash, (b) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), (c) any other property (valued at its Fair Market Value on the date of such exercise), or (d) any combination of cash, stock and other property, each of the foregoing only as the Committee, in its sole discretion, may permit. In no event will the purchase price of Common Stock subject to a 1991 Plan ISO be less than the Fair Market Value of the Common Stock on the date of the issuance of the 1991 Plan ISO, provided that in the case of 1991 Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of issuance of the 1991 Plan ISO. In addition in no event will the purchase price of Common Stock subject to a Non-qualified Option be less than one-half of the Fair Market Value of the Common Stock. Furthermore, in no event shall the purchase price of any Option be less than the par value of the Common Stock.

                  (d) Further Restrictions as to Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Corporation ISOs (determined without regard to this section) are exercisable for the first time by any Employee Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as options which are not Incentive Stock Options.

                  (e) Restrictions. At the discretion of the Committee, the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability.

                  (f) Withholding of Taxes. Pursuant to applicable Federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of a Stock Option to, or exercise of a Stock Option by, a holder. The Corporation may require, as a condition to the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Employee pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Employee shall comply with the requirement or demand of the Corporation.

                  (g) Securities Law Compliance. Upon exercise (or partial exercise) of a Stock Option, the Employee shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer Stock in compliance with the provisions of applicable federal or state securities laws.


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The Corporation, in its discretion, may postpone the issuance and delivery of
Stock upon any exercise of this Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. The Corporation may require that prior to the issuance or transfer of Stock upon exercise of a Stock Option, the Employee enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates of Stock issued hereunder may be legended to reflect such restrictions.

                  (h) Right to Stock Option. No employee of the Corporation or any other person shall have any claim or right to be a participant in this 1991 Plan or to be granted a Stock Option hereunder. Neither this 1991 Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. As to any claim for any unpaid amounts under this 1991 Plan, any person having a claim for payments shall be an unsecured creditor.

                  (i) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any subsidiary, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this 1991 Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its subsidiaries in respect of any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

                  (j) Participation by Foreigners. Without amending this 1991 Plan, except to the extent required by the Code in the case of Incentive Stock Options, the Committee may modify grants made to participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.


         Section V. Amendment and Termination; Adjustments Upon Changes in
Stock.

         The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this 1991 Plan in whole or in part; provided, however, that the Board of Directors may not materially increase the benefits accruing to Participants, increase the number of shares of Common Stock reserved for purposes of this 1991 Plan, extend the term of this 1991 Plan or materially modify the requirements to be a Participant in this 1991 Plan without further approval by the affirmative vote of at least a majority of the holders of the outstanding shares of Common Stock. Except as provided herein, no amendment, suspension or termination of this 1991 Plan may affect the rights of a Participant to whom a Stock Option


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has been granted without such Participant's consent. The Committee is specifically authorized to convert the unexercised portion of any 1991 Plan ISO granted to an Employee Participant to a Non-qualified Option at any time prior to the exercise, in full, of such 1991 Plan ISO. If there shall be any change in the Common Stock or to any Stock Option granted under this 1991 Plan through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Board of Directors of the Corporation (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this 1991 Plan, and the number and kind of shares and the price per share subject to outstanding options, provided that such adjustment does not affect the qualification of any 1991 Plan ISO as an Incentive Stock Option. In connection with the foregoing, the Board of Directors may issue new Stock Options in exchange for outstanding Stock Options.


         Section VI. Shares of Stock Subject to the Plan.

         The number of shares of Common Stock that may be the subject of awards under this 1991 Plan shall not exceed 400,000 shares. In no event shall any participants receive in any calendar year stock options for more than 120,000 shares of Common Stock. Shares to be delivered under this 1991 Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to an option hereunder which for any reason expires unexercised, shares reacquired by the Corporation because restrictions do not lapse, shares returned because payment is made hereunder in stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options issued hereunder, and such number of shares shall be subject to further awards under this 1991 Plan, provided the total number of shares then eligible for award under this 1991 Plan may not exceed the total specified in the first sentence of this Section VI.


         Section VII. Effective Date and Term of this Plan.

         Provided the stockholders of the Corporation approve this 1991 Plan, the effective date of this 1991 Plan is October 1, 1991 (the "Effective Date") and awards under this 1991 Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option may be exercised may extend beyond that time as provided herein.


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